Exhibit 10.1

Collaborative Research Agreement

PARTIES
UNSW	The University of New South Wales ABN 57 195 873 179, a body corporate established pursuant to the University of New South Wales Act 1989 (NSW) of UNSW Sydney NSW 2052, Australia
Collaborating Organisation(s)	The party or parties with contact details specified in Schedule 1.
Partner Organisation(s)	The party or parties with contact details specified in Schedule 1.

DETAILS
KEY DATES
Project Start Date (clause 1)	On the date the last party signs this agreement.
Project Completion Date (clause 1)	23 December 2022
PROJECT
Project (clause 1)
mRNA nanocell delivery system

Milestones:
• End of month 3 = first batch of siRNA ready for formulation experiments
• End of month 6 = first nanocell-siRNA formulation ready for in vitro testing (RPMI cells), > 10 mg siRNA batch ready
• End of month 9 = physical characterisation of nanocell-siRNA formulation completed (size, loading), stability studies initiated (before/after actuation)
• End of month 12 = in vitro RPMI tests completed, stability studies completed

Project Plan (clause 1.2(a))	☒ Attached at Schedule 3; or ☐ As above under ‘Project’.
Ethics/biosafety approval required (clause 1.6)	☐ YES ☒ NO

Collaborative Research Agreement

Recitals
A.	UNSW, together with the Collaborating Organisations, has been engaged by the Partner Organisation to undertake the Project

B.	The Partner Organisation has agreed to make their Total Contributions to UNSW in connection with the Project.

C.	The Parties agree to conduct the Project on the terms of this agreement.
Terms
1.	The Project

1.1	The parties must:
(a)	start the Project on the Project Start Date; and
(b)	use reasonable endeavours to complete the Project on or near the Project Completion Date or such other date as may be agreed by the parties.
1.2	The parties must carry out the Project:
(a)	in accordance with the Details and the Project Plan;
(b)	using Specified Personnel;
(c)	with due skill and care in accordance with generally accepted professional, scientific and ethical principles and standards applicable to the Project; and
(d)	in compliance with all applicable laws and regulations.
1.3
The parties acknowledge that research work is of its nature uncertain and that particular outcomes or results from the Project cannot be guaranteed.  No party will be liable to any other party for any loss or damage whether arising from that party’s failure to perform work on time or within the estimated costs of the Project or otherwise provided that party has used its reasonable endeavours in all respects in carrying out the Project.

1.4
The parties acknowledge that the Project may require approval by an institutional ethics and/or biosafety committees (or similar) of UNSW or the Collaborating Organisation(s).  The relevant party must use reasonable endeavours to promptly obtain that approval.  Before such approvals are obtained, the parties are not required to commence the Project.

1.5	UNSW and the Collaborating Organisation(s) must maintain complete and accurate records regarding the conduct and conclusions of the Project.

Collaborative Research Agreement

2.	Not Used

3.	General obligations

3.1	Each party must:
(a)	perform its Project Obligations;
(b)	co-operate with each other party and provide all other assistance, Material, equipment, facilities, resources as may be reasonably necessary to perform the Project; and
(c)
ensure that it and its employees and the employees of its subcontractors (if any) comply with each other party’s usual staff, safety and security practices while attending that party’s premises, as notified by that party or as might reasonably be inferred from the use of the premises.

3.2	No party may make any representation to the effect that a party has evaluated, tested, recommended, approved or endorsed any product or service, without the relevant party’s consent.
3.3
A party may only subcontract its obligations under this Agreement to a third party with the prior written consent of each other party. If each other party consents to a party subcontracting in accordance with this clause, the party who subcontracts remains primarily responsible for its obligations under this agreement.

4.	Contributions

4.1	Each party must provide its Total Contribution to the Project.
4.2	The Partner Organisation(s) must pay the Cash Contribution to UNSW:
(a)	in relation to the first instalment, promptly after the Project Start Date; and
(b)	in relation to each subsequent instalment, as per Payment Milestones specified in Schedule 2, following receipt of a Tax Invoice from UNSW.
4.3	UNSW must pay the Collaborating Organisation(s) the amounts and in the manner specified in Schedule 2, subject to UNSW receiving sufficient Cash Contributions from the Partner Organisation(s).
4.4	Unless specified otherwise, all monetary amounts expressed in this agreement are exclusive of GST.
4.5
A party must pay to the relevant party the amount specified on each Tax Invoice issued in accordance with clauses 4.2 or 4.3 by the due date specified on the Tax Invoice or if no due date is specified, within 30 days after the Tax Invoice is issued.

4.6	If any supply under this agreement is a Taxable Supply, the party making the supply may, in addition to any payment for the supply, recover the amount of the GST applicable to the supply.
4.7	Any amount of GST payable for a supply will be payable at the same time as the payment for the supply to which it relates.

Collaborative Research Agreement

5.	Project Management

5.1	Unless otherwise agreed between the parties, as soon as reasonably practicable after the Project Start Date, the parties must establish a Management Committee comprising:
(a)	2 nominees from UNSW;
(b)	2 nominees from the Collaborating Organisation(s); and
(c)	up to 2 nominees from the Partner Organisation(s).
5.2	A member of the Management Committee nominated by UNSW will chair the Management Committee.
5.3
The Management Committee will have general oversight of the conduct of the Project, including matters relating to the progress, direction and results of the Project and any disclosure of Project Intellectual Property.

5.4	The Management Committee will promptly report to UNSW any Project Intellectual Property developed during the Project.
5.5	The following matters may be considered at the first meeting of the Management Committee:
(a)	frequency and format of meetings to discuss the progress of the Project;
(b)	obligations to take and keep minutes of meetings;
(c)	protocols for making decisions in relation to the conduct of the Project; and
(d)	protocols for identifying, protecting and disclosing Project Intellectual Property.
5.6
The Management Committee may conduct its meetings by teleconference or videoconference.  The Management Committee may make decisions and take action as required under this agreement to carry out the Project.  The decision of a majority of the members of the Management Committee will be binding.  In the event of an even number of votes, the chair will have the deciding vote.

5.7	To avoid doubt, the Management Committee does not have the power to make any decisions in relation to Intellectual Property Rights or vary this agreement including to vary:
(a)	the Total Contributions; or
(b)	content or scope of the Project.
6.	Assets

6.1	Except as stated otherwise in the Project Plan, any Asset purchased wholly or partly with the Funds is owned by UNSW.
6.2	For the term of this agreement, each owner of Assets contributed to or acquired for the Project:
(a)	must make the Asset available for use by UNSW and the Collaborating Organisation(s) for purpose of the Project, as reasonably required;
(b)	must not sell, hire, charge, mortgage or otherwise encumber the Asset; and
(c)	is responsible for insurance, maintenance and, if required, repair and replacement of the Asset and any other costs and liabilities associated with the Asset.

Collaborative Research Agreement

7.	Intellectual Property

7.1
Each party grants to the other parties a non-exclusive, irrevocable, non-transferable, royalty-free licence for the duration of the Project to use their Background Intellectual Property solely for the purpose of conducting the Project. A party must not reverse engineer the other party’s Background Intellectual Property.

7.2	Except as otherwise specified in this agreement, each party acknowledges that nothing in this agreement assigns or grants any other rights to another party in any Background Intellectual Property.
7.3	The parties must use reasonable endeavours to ensure that their Specified Personnel promptly notify each other upon creation of Project Intellectual Property.
7.4
Subject to the Partner Organisation making its Total Contributions to UNSW, all Project IP will be jointly owned by the Parties as tenants in common in equal shares (except that a Student owns copyright in his/her thesis).  Each party assigns to the other parties an equal share of its right, title and interest in Project IP and agrees to do all things reasonably necessary to give effect to such ownership and assignment (including ensuring its employees, contractors, agents and students do the same).

7.5
Each Party grants to each other party an irrevocable, non-transferable, non-exclusive, free of cost licence (not including a right to sub-licence) to use the Project IP for the purposes of conducting the Project for the duration of the Project and for its own internal non-commercial purposes following completion of the Project.

7.6
The Parties shall consult with each one another as to whether any Project IP should be Commercialised. To the extent that any Project IP is capable of commercialisation, a commercialisation strategy will be agreed in good faith by the owners with the intention that commercialisation revenue is equally shared between the owners.

8.	Confidentiality and privacy

8.1	Each party:
(a)	may use Confidential Information of each other party solely for the purposes of this agreement;
(b)	except as permitted under clause 8.1(c), must keep confidential all Confidential Information of each other party; and
(c)	may disclose Confidential Information of each other party only to employees, contractors and Students who:
(i)	are aware and agree that the Confidential Information of each other party must be kept confidential; and
(ii)	either have a need to know (and only to the extent that each has a need to know), or have been specifically approved by that other party.
8.2
If a party wants to disclose another party’s Confidential Information to a person other than that other party, its employees, contractors or Students (Third Person), that party must require the Third Person to enter into a confidentiality agreement on substantially similar terms to those confidentiality requirements specified in clause 8.1.

8.3	Each party must comply with the reasonable directions of each other party in relation to the handling of any Personal Information that the party holds or has held.

Collaborative Research Agreement

9.	Publications

9.1	Each party is entitled to Publish the results of the Project provided that no Confidential Information owned by a non-publishing party is disclosed.
9.2	The publishing party must provide each other party with a copy of any Publication.
10.	Students

10.1	Parties who have enrolled Students who are involved in the Project agree that:
(a)	they must ensure that those Students comply with clause 8;
(b)	they must ensure that Project Intellectual Property developed by the Student is owned in accordance with clause 7, provided that the Student will own the copyright in his or her thesis;
(c)
the only restrictions on publishing a Student’s thesis will be those reasonably necessary to protect Confidential Information or the Project Intellectual Property (which in any case must be no longer than 12 months after completion of the Project);

(d)	the parties must not inhibit the right of a Student to have his or her thesis examined, but an examiner may be required to sign a confidentiality agreement to protect Confidential Information; and
(e)
before a Student becomes involved in the Project, the parties may require that the Student and the institution in which the Student is enrolled enter into a written agreement, in a form approved by UNSW, setting out the terms on which the Student is involved in Project, which must be consistent with the principles in this clause 10.

11.	Indemnity, warranties and limitations on liability

11.1	The parties exclude:
(a)
from this agreement all conditions, warranties and terms implied by statute, general law or custom, except those that cannot be excluded in law (Non‑excludable Conditions) such as certain warranties under the Competition and Consumer Act 2010 (Cth);

(b)
all liability to each other in contract for consequential or indirect damages suffered by the parties, lost profit, loss of anticipated savings or business or goodwill, claims by any third parties or costs and expenses associated with or incidental to any of the preceding examples, arising out of, or in connection with, the Project and this agreement even if the parties knew they were possible or they were otherwise foreseeable; and

(c)
all liability to each other in negligence or other non-contractual causes of action in respect of which liability can be excluded for acts or omissions of their respective employees, agents, contractors and Students arising out of or in connection with this agreement.

11.2	To the extent permitted by law, a party’s total liability to the other parties for breach of a Non-excludable Condition is limited to any one of the following options:
(i)	supplying, replacing or repairing the goods;
(ii)	paying the cost of supplying, repairing, or replacing the goods;
(iii)	supplying again; or
(iv)	paying the cost of supplying again, the services in respect of which the breach occurred.

Collaborative Research Agreement

11.3
Subject to clause 11.2, the total liability of a party otherwise in connection with this agreement or the Project for loss or damage of any kind whether arising in contract, tort (including negligence), equity, under statute or otherwise is limited to the amount equivalent to the Total Contribution of that party.

11.4
Subject to clause 11.2, each party’s liability under this agreement is reduced to the extent that any damage, liability, loss or cost arises from or is attributable to any act or omission of the other party (or parties), its employees, agents, contractors or Students.

11.5
Subject to clause 11.1 to 11.4 (inclusive), each party (Indemnifier) indemnifies the other party and its officers, employees, subcontractors, agents and Students (together, ‘those Indemnified’), and agrees to keep them indemnified, against all liability, loss, costs, damages or expense that those Indemnified may suffer or  incur, as a result of wilful misconduct, negligent act or omission, or unlawful act or omission on the part of the Indemnifier or its officers, employees, students, subcontractors or agents connected with this agreement.

12.	Insurance

12.1	Each party must take out, maintain and keep current, at its own cost:
(a)	workers compensation insurance in accordance with applicable law and awards;
(b)	public liability insurance appropriate to the party’s activities for an amount not less than $10 million; and
(c)
professional indemnity insurance for an amount not less than $5 million in respect of a claim for breach of professional duty whether incurred in contract, tort or otherwise or by reason of any act or omission of the party.

12.2	On request, a party must provide evidence to the other parties of the terms and currency of all insurance policies required under this agreement.
12.3	A party may act as its own insurer but only to the extent that it will be able to adequately meet its obligations under this agreement.
13.	Dispute resolution

13.1
No party may start arbitration, tribunal or court proceedings (except proceedings seeking interlocutory relief in a court of competent and applicable jurisdiction) in respect of a Dispute unless it has first complied with this clause.

13.2	The parties will use its best endeavours to co-operatively resolve a Dispute.
13.3
A party claiming that a Dispute has arisen must notify the other parties in writing.  The Dispute must then be referred immediately to the Vice-Chancellor (or delegate) of UNSW and the Collaborating Organisation(s) and General Manager or equivalent of the Partner Organisation(s) for resolution.

13.4
If the Dispute is not resolved within three days of such referral, the Dispute will be referred to a panel (Panel) for resolution.  Each party to the Dispute must nominate a senior representative for the Panel within three days of the referral to the Panel in accordance with this clause.

13.5	If a Dispute is referred to the Panel in accordance with clause 13.4, the Panel will meet to resolve the Dispute unless the Panel agrees to resolve the Dispute without need for a meeting.

Collaborative Research Agreement

13.6
The Panel may determine its own procedures for meetings.  Decisions of the Panel may only be made by unanimous agreement of the members of the Panel.  Any decision of the Panel will be final and binding on the parties and will be provided in writing to the parties.

13.7	If the Panel does not resolve the Dispute within ten days after the Dispute being referred to the Panel, then the Dispute must be referred to mediation in accordance with clauses 13.8 to 13.10.
13.8
The mediator may be appointed either by agreement or failing such agreement within five days after expiry of the period set out in clause 13.7, by reference to the President of the Law Society of New South Wales who will nominate a mediator.

13.9	The parties agree that:
(a)
each party will bear their respective costs of the mediation save that the mediator’s fee, fees for mediation rooms and costs of shares equipment facilities and services of the mediation will be shared equally;

(b)	the venue for the mediation will be agreed between the parties or, failing such agreement, will be nominated by the mediator;
(c)	each party may be legally represented if they so wish; and
(d)	the mediation will be conducted without prejudice and complete confidentiality will be preserved in respect of the mediation and any documents and information used at or in relation to the mediation.
13.10
If the Dispute or difference has not been resolved or mediated within 90 days after receipt of the notice specified in clause 13.3, a party may terminate the dispute resolution process by giving written notice to the other parties.

13.11	Prior to the resolution of a Dispute, each party must continue to perform its obligations under this agreement.
14.	Term and Termination

14.1	This agreement commences on the Project Start Date and expires three (3) months after the Project Completion Date unless the agreement is terminated earlier in accordance with this clause 14.
14.2	The parties may immediately terminate this agreement by mutual consent in writing.
14.3	If:
(a)	a party breaches any material term of this agreement not capable of remedy;
(b)	a party breaches any material term of this agreement capable of remedy and fails to remedy the breach within 30 days after receiving written notice requiring it to do so; or
(c)	any event of insolvency occurs in relation to the Partner Organisation(s) (whether or not notified), including any step to appoint a receiver, administrator, trustee in bankruptcy or liquidator, then:
(d)	the other party or parties may terminate this agreement in writing; or
(e)	the other party or parties may terminate the defaulting or insolvent party’s involvement in the Project and continue to perform the Project.

Collaborative Research Agreement

15.	Consequences of termination

15.1	On termination:
(a)
UNSW will be entitled to cease expenditure on the Project and be entitled to payment of costs and expenses that have been incurred or committed for the Project as at the effective date of termination which will not exceed the amount equivalent to the Total Contribution of the other parties for the year in which termination occurs;

(b)	if requested by a party (Requesting Party), the other parties must return to the Requesting Party all:
(i)	Background Intellectual Property of the Requesting Party in the other party’s possession or control; and
(ii)
Confidential Information of the Requesting Party in material form (including those parts of all notes or records of the other party containing Confidential Information of the Requesting Party) in the other party’s possession or control; and

(iii)	Property in their possession belonging to another party, and
(c)
if a party terminates this agreement under clause 2, the defaulting party must pay any reasonable costs incurred by the other party or parties directly attributable to the termination of this agreement.

15.2	Clauses 1.3, 3.2, 6 ‑ 13 (inclusive) and 15 and all clauses required to give them effect survive the expiration or termination of this agreement.
16.	Notices

16.1	A party giving notice or notifying under this agreement must do so in writing:
(a)	directed to the recipient’s address specified in the Schedule 1 as altered by any written notice; and
(b)	hand delivered or sent by prepaid post or email to that address.
16.2	A notice given in accordance with this clause is taken to be received:
(a)	if hand delivered, on delivery;
(b)	if sent by prepaid post, 3 days after the date of posting; or
(c)	if sent by email, when the email has entered the recipient’s server.
17.	Force Majeure Event

17.1
If a party (First Party) is partially or wholly precluded from complying with its obligations under this agreement by Force Majeure Event affecting the First Party, then the First Party’s obligation to perform in accordance with this agreement will be suspended for the duration of the delay arising out of the Force Majeure Event.

17.2	As soon as possible after a Force Majeure Event arises, the First Party must, if it has not already done so, notify the other parties of the:
(a)	Force Majeure Event;
(b)	extent to which the First Party is unable to perform its obligations under this agreement; and
(c)	likely duration of the First Party’s inability to perform.
17.3
If the Force Majeure Event affecting the First Party is likely to or does continue for 60 days or more, the other parties may terminate this agreement within immediate or later effect by giving the First Party written notice.

Collaborative Research Agreement

18.	No waiver

18.1	A party’s agreement to waive a right or entitlement under this agreement is only effective if that party gives written notice of that waiver to the party seeking the benefit of the waiver.
18.2	Waiver by a party of anything that another party must do under this agreement is not a waiver of any other right or entitlement under this agreement.
18.3	A failure or delay in exercising a right arising from a breach of this agreement is not a waiver of that right.
19.	General

19.1	This agreement may only be varied in writing by all the parties.
19.2
A party must not assign its rights or obligations under this agreement without the prior written consent of the other parties except that UNSW may assign its rights and obligations under this agreement to NSi by written notice to the other parties.

19.3
This agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes any previous agreement of the parties, or any other communication or representation made, in relation to its subject matter.

19.4
If a provision of this agreement is invalid, illegal or unenforceable, then to the extent of the invalidity, illegality or unenforceability, that provision must be ignored in the interpretation of this agreement.  All other provisions of this agreement remain in full force and effect.

19.5
Nothing in this agreement creates a relationship of employer and employee, principal and agent, or partnership between the parties.  A party has no authority to act for any other party or to create or assume a responsibility for an obligation of any other party.

19.6
A party may execute this agreement by signing a counterpart.  All counterparts constitute one document when taken together. A signed copy of this agreement made by photocopy, facsimile or PDF Adobe format will be considered an original and execution of this agreement will have occurred when each party holds such copy signed by the other party or parties to this agreement.

19.7	Each party must:
(a)	do or cause to be done all acts and things necessary or desirable to give effect to; and
(b)	refrain from doing all acts and things that could hinder performance by any party of, this agreement.
19.8	This agreement is governed by and must be construed in accordance with the laws of New South Wales. Each party:
(a)	irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and all courts that have jurisdiction to hear appeals from them; and
(b)	waives any right to object to proceedings being brought in those courts for any reason.

Collaborative Research Agreement

20.	Definitions and Interpretation

20.1	In this agreement:
Asset means an item of real or personal property but does not include Intellectual Property Rights;
Background Intellectual Property means Intellectual Property Rights owned by or licensed to a party as at the Project Start Date, or acquired or developed by a party during the course of the Project independently of the Project, which that party has the right to license to third parties and which are necessary for the performance of the Project, including those specified in Schedule 2 or as subsequently notified in writing by the parties;
Cash Contribution means the cash component of the Total Contribution;
Confidential Information means all know how, financial information and other commercially valuable information in whatever form including unpatented inventions, trade secrets, formulae, graphs, drawings, designs, biological materials, samples, devices, models and other materials of whatever description which a party claims is confidential to itself and over which it has full control and includes all other such information that may be in the possession of a party’s employees or management.  Information is not confidential if:
(a)	it is or becomes part of the public domain unless it came into the public domain by a breach of confidentiality;
(b)	it is obtained lawfully from a third party without any breach of confidentiality;
(c)	it is already known by the recipient party (as shown by its written record) before the date of disclosure to it;
(d)	it is independently developed by an employee of the recipient party who has no knowledge of the disclosure under this Agreement;
(e)
required to be disclosed by a court, rule or governmental law or regulation, or the rules of any stock exchange, provided that the party making the disclosure provides prompt written notice to the other party of any such requirement; or

(f)	it is required to be disclosed pursuant to this agreement.
Details means the matters set out in the table on the front page(s) of this agreement;
Dispute means a dispute arising out of or relating to this agreement including a dispute about the breach, termination, validity, or subject matter of this agreement, or a claim in equity or in tort relating to the performance or non-performance of this agreement;
Force Majeure Event affecting a party means a circumstance beyond the reasonable control of that party causing that party to be unable to observe or perform on time an obligation under this agreement, including:
(a)	acts of God, lightning strikes, earthquakes, floods, storms, explosions, fires and any natural disaster; and
(b)	acts of public enemies, terrorism, riots, civil commotion, malicious damage, sabotage, revolution and acts of war and war, general strikes, embargo and power, water or other utility shortage;
GST has the same meaning as in the GST Law;

Collaborative Research Agreement

GST Law has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) as amended or replaced from time to time;
In-kind Contribution means the in-kind component of the Total Contribution;
Intellectual Property Rights means all rights resulting from intellectual activity whether capable of protection by statute, common law or in equity, including copyright, discoveries, inventions, innovations, technical information and data, prototypes, processes, specifications, know‑how, patent rights, registered and unregistered trade marks, design rights, circuit layouts, plant varieties, the right to have confidential information kept confidential and all rights and interests of a like nature, together with any and all documentation and other material relating to such rights and interests;
Management Committee means the management committee for the Project established under clause 5;
Material means all materials in any form including all data, information, records, documents, databases and software (including source code and object code), other works and material and the subject matter of any category of Intellectual Property Rights;
Moral Rights means all present and future rights of integrity of authorship, rights of attribution of authorship, rights not to have authorship falsely attributed, and rights of a similar nature conferred by statute anywhere in the world;
NSi means NewSouth Innovations Pty Limited (ABN 25 000 263 025) a wholly owned subsidiary of UNSW responsible for managing and for entering into agreements in relation to Commercialisation of UNSW’s Intellectual Property;
Panel has the meaning in clause 13.4;
Personal Information means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in a material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion;
Publication means to publish by way of a paper, article, manuscript, report, poster, internet posting, presentation slides, abstract, video, outline, instruction material or other disclosure of Project Intellectual Property, in printed, electronic, oral or other form and Publish has a corresponding meaning;
Project means the research project and activities described in the Details including the creation of Project Intellectual Property, completed in accordance with this agreement;
Project Completion Date means the scheduled completion date for the Project specified in the Details;
Project IP means all Intellectual Property Rights created or developed as part of performing  the Project, but does not include Intellectual Property Rights in Background Intellectual Property;
Project Obligations of a party means that party’s obligations in relation to the Project as specified in Schedule 2;
Project Start Date means the start date for the Project specified in the Details;
Specified Personnel means those personnel specified in the Schedules to perform the Project;

Collaborative Research Agreement

Student means a student who is enrolled at UNSW or the Collaborating Organisation(s) and involved in the Project;
Tax Invoice has the same meaning as in the GST Law;
Taxable Supply has the same meaning as in the GST Law; and
Total Contribution of a party means the aggregate of the Cash Contribution and in-kind contribution to the Project as specified in Schedule 2.
20.2	Unless that context otherwise requires:
(a)	a word which denotes the singular denotes the plural and vice versa;
(b)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;
(c)	a reference to any legislation includes that legislation as amended, re-enacted consolidated or substituted;
(d)	a reference to a person includes a partnership and a body whether corporate or otherwise;
(e)	any use of the verb ‘includes’, or of words such as ‘for example’ or ‘such as’, do not limit anything else that is included in general speech; and
(f)	a reference to a thing or amount is a reference to the whole and each part of it.
20.3	This agreement may not be construed adversely to a party just because that party prepared it.
20.4
If there is any inconsistency between the terms and conditions of this agreement and the provisions of a schedule or annexure to this agreement, the terms and conditions of the agreement will prevail as between those terms and the provisions of the schedule will prevail as between the schedule and the annexure.

Collaborative Research Agreement

Executed as an agreement

Signed for and on behalf of the University of New South Wales by:
/s/ Debbie Docherty
Signature
Debbie Docherty
Name (please print) Manager, Research Grants and Contracts
Position 04/06/2022
Date of signing

Signed for and on behalf of the Medlab Clinical Ltd by :
/s/ Kerem Kaya
Signature
Kerem Kaya
Name (please print) CFO
Position 04/04/2022
Date of signing

Collaborative Research Agreement

Signed for and on behalf of Macquarie University by :
/s/ Dr Ross McLennan
Signature
Dr Ross McLennan
Name (please print) Pro Vice-Chancellor, Research Services
Position 04 April 2022
Date of signing

By signing this agreement, each signatory warrants that they have authority to enter into this agreement on behalf of the party they are stated to represent.

Collaborative Research Agreement

Schedule 1 – Party Details
The University of New South Wales/Administering Organisation
UNSW	The University of New South Wales ABN 57 1295 873 179, a body corporate established pursuant to the University of New South Wales Act 1989 (NSW) of UNSW Sydney NSW 2052 Australia
Notices	Attention: Director, Research Grants and Contracts Address: The University of New South Wales, UNSW Sydney NSW 2052 email: rgc@unsw.edu.au
Medlab Clinical Ltd/Partner Organisation

Medlab Clinical Ltd	ABN 51 169 149 071
Notices	Attention: Dr Sean Hall/CEO Address: Unit 5A, 11 Lord Street, Botany NSW 2019 Fax: N/A Email: sean_hall@medlab.co
Macquarie University/Collaborating Organisation

Macquarie University	ABN 90 952 801 237
Notices	Attention: Dr Ross McLennan, Pro Vice-Chancellor, Research Services Address: Ground Floor 16 Wally’s Walk Macquarie University NSW 2109 Email: research.postaward@mq.edu.au

Collaborative Research Agreement

Schedule 2 – Obligations, Contributions and Budget
Project Obligations
Role	As set out in the Project Plan.
Specified Personnel	Pall Thordarson, Chief Investigator
UNSW’s Background Intellectual Property	None specified.

Partner Organisation(s)
Medlab Clinical Ltd

Project Obligations
Role	As set out in the Project Plan.
Specified Personnel	Luis Vitetta, Director of Medical Research
Partner Organisation Background Intellectual Property
Special Conditions
Total of $50,000 to be contributed through Investment COVID-19 R&D Fund Tech Voucher scheme, total $50,000 to be contributed through Partner Organisation’s cash contributions. UNSW will send separate invoices to the Partner Organisation for the respective contributions per the below table:

Milestone	Investment NSW funds	Medlab funds
Execution of agreement	$25,000	$25,000
Completion of project	$25,000	$25,000
Total Contributions & Payment Milestones
Cash Contribution	Invoices for the cash contributions will be raised in accordance with special conditions above, clause 4.2, and as per payment Milestones:
Date Due/Milestone	Fee in AUD$ (GST exclusive)
Execution of Agreement	$50,000
Completion of project	$50,000
Subtotal	$100,000
GST	$10,000
Total including GST	$110,000
In-kind Contributions

Collaborating Organisation(s)
Macquarie University

Project Obligations
Role	As set out in the Project Plan.
Specified Personnel	Prof Daniela Traini
Collaborating Organisation’s Background Intellectual Property	N/A
Cash Contribution from Administering Organisation to Collaborating Organisation
As per clause 4.3, and as per payment Milestone:
Date Due/Milestone	Fee in AUD$ (GST exclusive)
Execution of Agreement	$25,000
Completion of project	$25,000
Subtotal	$50,000
GST	$5,000
Total including GST	$55,000

Total Contributions
In-kind Contributions	In-kind contribution of 0.1FTE, use of facilities and equipment

Collaborative Research Agreement

Schedule 3 – Project Plan

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

COVID-19 R&D Fund TechVouchers Summary Critera
Investment NSW is supporting technology-rich startups, scaleups or small to medium enterprises (SMEs) to collaborate with Publicly-Funded Research Organisations (PFROs) to conduct R&D projects that accelerate the commercialisation of products and services that address the impact of COVID-19.
There are two funding streams available:
TechVoucher Streams
Total Project Budget
Intended Project duration
NSW Govt contribution (TechVoucher)
Stream 1: Smaller R&D projects
$30,000 to $50,000
up to 6 months
Maximum $25,000 (remainder matched by the business)
Stream 2: Larger R&D projects
$50,001 to $100,000 or more
up to12 months
Maximum $50,000 (remainder matched by the business)
The TechVoucher is the NSW Government contribution of up to 50 per cent of the cost of the R&D project. The business co-contribution is a minimum 50 per cent of the project budget.
A TechVoucher will fund up to 50 per cent of all invoices issued by a PFRO partner to the maximum value of the voucher for each Stream. The aim is to reduce the cashflow burden of the R&D project on the business.
Eligibility Criteria for TechVouchers
To be eligible, a business must:
•	have an ABN registered in NSW and be based in NSW
•	have fewer than 200 employees
•	have operated for at least 12 months, based on date of ABN registration
•	have at least $150,000 insalesrevenue or expenditure within the last 12 months or previous financial year
•	have ownership that is at least 75% Australianandisnot more than 50% owned by another business
•	propose a technology-based product or service that addresses the impacts of COVID-19
•	demonstrate capability and capacity to complete the TechVoucher project within 6 months (Stream 1) or 12 months (Stream 2)
•	be engaged with an eligible PFRO for R&D collaboration and have obtained a quote from the PFRO for the R&D project
•	provide evidence of your ability to co-invest at least 50% of eligible project budget
•	confirmation that the business holds the rights to commercialise the intellectual property arising from the project.
To demonstrate eligibility, a business must also provide:
•	an operating profit and loss statement for the last 12 months or previous financial year
•	brief profiles of key personnel such as a CV or LinkedIn accounts

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

•	nomination of the PFRO which the business intends to enter an agreement for the provision of R&D services
Ineligible business structures are:
•	an individual
•	a partnership
•	an unincorporated association
•	a trust
•	a Commonwealth, State, Territory or local government body (including government business enterprises).
Note: if the business does not have a committed PFRO, it can contact the Global NSW  Concierge service for suggestions of PFROs with relevant expertise and contact points prior to submitting this application form.
Please refer to the COVID-19 TechVoucher Guidelines for complete criteria, requirements and exclusions, including information on eligible PFROs.
Organisation and Contact Details
* indicates a required field
Organisation Details
Organisation Name *
Medlab Clinical Ltd
ABN *
51 169 149 071

Information from the Australian Business Register
ABN	51 169 149 071
Entity name	Medlab Clinical Ltd
ABN status	Active
Entity type	Australian Public Company
Goods & Services Tax (GST)	Yes
DGR Endorsed	No
ATO Charity Type	Not endorsed More information
ACNC Registration	No
Tax Concessions	No tax concessions
Main business location	2015 NSW
Information retrieved at 8:05am today

Must be an ABN.

Organisation Trading Address *
Unit 5A/11 Lord St,
Botany NSW 2019 Australia
Address Line 1, Suburb/Town, State/Province, Postcode, and Country are required.

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

Organisation Website *
https://www.medlab.co/
Must be a URL.
Which industry does your organisation belong to? *
Other: Biotechnology
Contact for Application
Contact Name *
Luis Vitetta
Contact Position *
Director of Medical Research
For example CEO, Grant Coordinator, Operations Manager
Contact Primary Phone Number *
(02) 8188 0311
Must be an Australian phone number.
Include area code for land lines
Contact Primary Email *
luis_vitetta@medlab.co
Must be an email address.
Eligibility
* indicates a required field
You must successfully meet all eligibility criteria to be considered for TechVouchers.
For further information and full program eligibility criteria please refer to the COVID-19 TechVouchers Guidelines.

Is the business based in NSW? *
◉	Yes
⚪	No

Does the business have fewer than 200 employees? *
◉	Yes
⚪	No

Has the business operated for at least 12 months, based on date of ABN registration? *
◉	Yes
⚪	No

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

Can the business demonstrate at least $150,000 in sales revenue or expenditure within the last 12 months or previous financial year? *
◉	Yes
⚪	No

Is the business at least 75% Australian owned? *
◉	Yes
⚪	No

Do you (i.e. the business applying for the grant) own 50% or more of the business? *
◉	Yes
⚪	No

Have you developed, or are you currently developing, a technology-based product or service that addresses the impact of COVID-19? *
◉	Yes
⚪	No

Can the business demonstrate capability and capacity to complete the TechVoucher project within 6 months (Stream 1) or 12 months (Stream 2)? *
◉	Yes
⚪	No

Has the business engaged with an eligible PFRO for R&D collaboration and obtained a quote from the PFRO for the R&D project? *
◉	Yes
⚪	No

Note: quote must include: 1. project description 2. budget – indicating whether it is Stream 1 or Stream 2 project. The budget must include the resources committed to the project by the business and the PFRO. 3. timeline and a milestone schedule that reflects as a minimum, 6 monthly joint achievements, aligned with Stream 1 or Stream 2 of the TechVoucher.

Can the business provide evidence of it's ability to co-invest at least 50% of eligible project budget?
◉	Yes
⚪	No

Can the business confirm that they hold the rights to commercialise the intellectual property arising from the project?
◉	Yes
⚪	No

To demonstrate eligibility, businesses must also provide a profit & loss statement, key personnel profiles, and nominate a Publicly Funded Research Organisation (PFRO).

Please upload a copy of the organisation's profit and loss statement for the last 12 months or the last financial year. *

Filename: Medlab Clinical_FY_20_21 profit and loss statement.pdf

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

File size: 672.4 kB
For the last 12 months or the last financial year
Select the type of evidence you will provide for the key personnel *
☑ Upload CV
□ Provide LinkedIn URL
Select both if applicable

Upload a CV for each of the key personnel. *

Filename: Brief_CV_Vitetta_2021.
pdf File size: 176.4 kB

Filename: CV_Quezada.pdf
File size: 228.8 kB

Filename: DR_CV_2021rev.pdf
File size: 180.7 kB

Filename: Henson_CV_One page.pdf
File size: 41.3 kB
Title each file with the key personnel's name
Statement of commercialisation outcomes
Describe how receiving a TechVoucher could advance commercialisation of your product/service *
Receiving a TechVoucher would allow the further exploitation of Medlab Clinical’s NanoCelle(TM) platform in collaboration with the RNA Institute based at the University of New South Wales. The NanoCelle(TM) technology describes self-assembled micellular nanoparticles for the delivery of an active pharmaceutical ingredient. Medlab Clinical has been granted patents for its NanoCelle(TM) platform technology in multiple jurisdictions, including the USA, Europe, and Australia. The aim of the current research collaborative effort is to utilise the novel drug delivery platform to investigate a nasal delivered ribonucleic acid formulation that can prevent the progression of Covid-19 infections by the SARS-CoV-2 virus. The collaborative research program presents an important biologically plausible opportunity with vast public health interest. A collaborative effort between Medlab Clinical a biotechnology company based in Sydney and the RNA Institute based at the University of New South Wales provides an occasion for an accelerated collaborative program that may lead to a unique and important public health commercial outcome for the preventive treatment of Covid-19 infections. Both organizations have access to certified laboratory facilities with staff members with analytical, biochemistry and clinical expertise to see this project’s early phase of development to a successful completion.
Must be no more than 250 words.
PFRO Details
Who is your nominated PFRO partner? *

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

University of NSW
Choose from the dropdown list. If your PFRO is not listed, choose "Other" and provide the name in the space provided.

Can your nominated PFRO demonstrate that it receives public funds (whether provided by Commonwealth, State or Local Government) which uses these funds for research? *
◉	Yes
⚪	No

Does your nominated PFRO have operations in NSW? *
◉	Yes
⚪	No

Please upload an official quote from the eligible PFRO which includes the project description, budget, timeline and milestone requirements. *

Filename: RG214254_TechVoucher_Medlab_Thordarson.pdf
File size: 258.5 kB
Note: quote must include: 1. project description 2. budget – indicating whether it is Stream 1 or Stream 2 project. The budget must include the resources committed to the project by the business and the PFRO. 3. timeline and a milestone schedule that reflects as a minimum, 6 monthly joint achievements, aligned with Stream 1 or Stream 2 of the TechVoucher. Note: PFRO quotes that do not include all this information will be deemed unsuccessful.
Project Details
* indicates a required field
Research & Development (R&D) Project Description
R&D Project Title and brief description *
The nasal delivery of a nanoparticle elaborated siRNA for the prevention and treatment of
Covid-19 infections from the SARS-CoV-2 virus.
Must be no more than 50 words.
How does your product or service address the health and economic impacts of COVID-19 on the people of NSW? *
This product will complement the vaccine rollout and assist the social economy recover from the crisis by reducing viral replication and transmission of Covid-19. In the longer term, this innovative solution could be implemented when vaccine supply chain shortages and delays occur.
Must be no more than 200 words.
Assessment Criteria Responses
Note: responses for the following assessment criteria questions are limited to 150 words each, bullet points are preferable.
Assessment Criteria 1: Project impact

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

What is the problem being addressed? *
The product developed aims to reduce Covid-19 morbidity and mortality. Animal models confirm that novel nasal treatment developed to boost the natural human immune system to fight common colds and flu, has proved successful in reducing Covid-19 viral replication test results by 96%. The novel strategy proposes a route of administration with broad protection and reduction in viral shedding decreasing community infectivity transmission. Specifically, the intranasal micellular nanoparticle containing the siRNA medicine advantageously will execute its function by complete Watson–Crick base pairing with the virus mRNA producing a broad silencing effect of Covid-19 genes. The preventive medicine will either prevent the occurrence of the infection or by halting the infection and thus averting the severe complications that ensue after its onset, especially for those in the most vulnerable groups in the community. Moreover, this preventive medicine may also behave as an adjunctive to the vaccines, especially as Covid-19 variants emerge.
Must be no more than 150 words.
What is the solution and how is it unique and innovative? *
Nasal delivered nanoparticles loaded with an siRNA API presents a unique and innovative program for the prevention and treatment of Covid-19 infections. The advantage of an intranasal delivered medicine will block viral transmission and impede viral replication and release. The competitive market is focused on delivering intranasal delivered vaccines or immunoglobulins to neutralize the virus. The advantage with an intranasal micellular-si RNA nanoparticle is fixed on inhibiting viral translation and release benefiting those with early asymptomatic infectivity that importantly will reduce the rate of virus transmission, a concomitant benefit from also rapid elicited immune responses. Additionally, the intranasal delivered medicine would reduce the viral burden at the site of virus accumulation and entry. The net effect would result in broad reduction in disease severity; an important factor for reducing morbidity and mortality especially in the fragile immunosenescent elderly and those with chronic diseases, the most vulnerable groups in the community.
Must be no more than 150 words.
Who is the market user and how large is the opportunity? *
The market user of the novel intranasal drug suspension would be all adults aged 18 years and over locally and subsequently globally. In NSW the elderly, residential care workers and senior Australians in their care would be first line users. Upscaling roll-out of the product listed as a preventive medicine would ultimately be a prescribed self-administered medicine to all adults as a measure for reducing community infections and transmission. An equitable global distribution that prevents SARS-CoV-2 replication with a concomitant reduction in transmission could in the interim follow the current Covid-19 vaccine estimated cost and delivery, namely from US$2 to US$40. Local and global uptake of the siRNA micellular nanoparticle delivered intranasal spray would effect a net reduction in cost within the short term by reducing use cost barriers. COVAX vaccine delivery goal is to ship 2 billion doses by end 2021 and 1 billion doses to low-and-medium income countries.
Must be no more than 150 words.
How are you going to collaborate to accelerate commercialisation? *
Establishing a successful collaboration between Medlab Clinical and the primary partner, the RNA Institute based at the University of New South Wales and the secondary partner (Macquarie University) will seek to accelerate patent protection and regulatory processes for the elaborated intranasal administered siRNA nanoparticle suspension. Medlab’s current patented nanotechnology platform presents an attractive and strong protection option for a large pharma partner to consider taking to market a viable and stable intranasal siRNA nanoparticle suspension. It is also important to note that 2 PFROs are participating together in a collaborative effort.
Must be no more than 150 words.

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

Assessment Criteria 2: Project Effectiveness
Please provide an example of how your organisation or project team have delivered real world solutions. *
Medlab Clinical’s NanoCelle® has previously delivered a next generation drug delivery platform with patent protection in numerous global jurisdictions (https://www.medlab.co/na nocelle/nanocelle_technology). Medlab Clinical has implemented the submicron nanoparticle technology to elaborate various APIs that have included for example insulin, amoxycillin and small molecules such as B12, D3 (i.e., J Funct Biomater 2018 Jan 21;9(1):12). NanoCelle® offers a market-ready and commercially viable delivery solution with patent protection in Australia, New Zealand, Canada, UK and Europe until 2036. Medlab’s commercial application of the investigative product would follow a similar research-marketing-sales pathway (local and globally) analogous to that which is already established with cannabis-based medicines. Must be no more than 150 words.
What is the research basis of your product and the evidence that you can provide to show the effectiveness of your product? *
An intranasal delivered siRNA micellular nanoparticle developed to reduce Covid-19 viral replication and cellular release will successful reduce Covid-19 morbidity and mortality from severe infections. The Medlab nanotechnology advantage (https://www.medlab.co /nanocelle/nanocelle_technology) has already been utilised in human clinical trials with elaborated suspensions demonstrating enhanced API delivery versus oral formulations (Clinical trial); combination suspensions of THC + CBD for the management of cancer pain (clinical trial); and a CBD-dominant anti-inflammatory formulation (Clinical trial). Submicron particles elaborated with Medlab’s patented platform would address issues of treating infections through the concept of nano-immunity. The concept employs a design that can rapidly access the mucosal tissue, the site of viral entry, inhibiting viral replication and release. Intranasal delivered formulation will block Covid-19 replication reducing the risk of transmission with a non-invasive self-administered medicine with high community appeal. An intranasal administered designed to survive ambient temperatures that would simplify logistical aspects of transportation and storage.
Must be no more than 150 words.
How close are you to the commercialisation of your product? *
Medlab Clinical has 6 years of experimentation with nanoparticle size determinations with numerous APIs from small to complex molecules (e.g., insulin). Medlab Clinical has elaborated and commercialised nanoparticles of B12 and D3 with sales of 250,000+ vials nationally. Specifically with the current project Medlab Clinical will further investigate an siRNA nanoparticle with imaging studies with the aim of producing credible and robust reproducible size/shape/morphology determinations by employing atomic force microscopy and NanoSight techniques. Such determinations will allow for the characterization of nanoparticle size and shape, size distribution, degree of nanoparticle aggregation, surface charge and surface area. Credible and robust measurement methods will allow uptake of the elaborated nanoparticles for commercial applications. Product commercialisation may take 2-3 years post completion of the current project. This timeline will be dependent on achieving the 3-month milestone of siRNA formulation experiments and the 6-month milestone on the successful self-assembly of the siRNA micellular nanoparticle. Must be no more than 150 words.
What if any are the key uncertainties remaining about the effectiveness of your product, and how and when you will resolve these? *
Nasal pump selection
• Dependent on particle size and morphology as previously demonstrated for other Medlab

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

formulations;
Intranasal formulation (i.e., looking at possible GRAS stabilizers and preservatives) this could take several iterations.
• Medlab employs FDA approved excipients in all nanoparticle formulations currently in development and in the market-place and can address stabilizer / preservative issues approved to formulation completion with USA partners (e.g., Renaissance Pharma);
Intranasal deposition of the loaded NanoCelle in vitro using Pharmacopoeia approved apparatuses;
Test deposition on nasal cells (cell lines and or primary)
• Collaborations on extent of uptake / biodegradability of micellular nanoparticle siRNA medicine with the intention to transport and release the drug and increase therapeutic efficacy. ormulation stability (i.e., 25C/60RH Vs accelerated and fridge);
Formulation stability (i.e., 25C/60RH Vs accelerated and fridge);
• Medlab operates certified stability chambers for accelerated studies with in production
APIs and can address stability issues that ensue.
Must be no more than 150 words.
How do you propose to reach your users? *
Medlab already has in Australia existing national distribution networks within pharmacy and general practice for its cannabis-based medicines and previously with its nutraceutical / functional food business. Users will be reached via these established networks. Furthermore, Medlab is building similar networks in the UK and USA. Furthermore, Medlab has a marketing and sales team based in Sydney with pharma marketing experience that utilises digital and offline strategies to increase awareness around a specific drug (e.g., cannabis-based medicine). Medlab’s pharma marketing has been largely geared at physicians and pharmacists over the last 3 years. This strategy is the planning stages for the USA and UK markets.
Must be no more than 150 words.
Who are your closest competitors and how is your product different? *
The closest competitors to the developed intranasal micellular siRNA nanoparticle medicine are developments of intranasal administered vaccines which include University of Oxford; Altimmune; Bharat Biotech; University of Hong Kong; Meissa Vaccines; Codagenix; Centre for genetic engineering biotechnology Cuba
However, the advantage of the intranasal micellular siRNA nanoparticle medicine is effective inhibition of the Covid-19 virus translation and release, a very attractive clinically significant outcome for the widespread reduction in community acquired infection morbidity and mortality.
Must be no more than 150 words.
Assessment Criteria 3: Project Delivery
Who are the team members working on this project and what are their capabilities? *
Professor Luis Vitetta Molecular Biology particularly pro-oxidant cellular systems (30 years) ( https://www.sydney.edu.au/medicine-health/about/our-people/academic-staff/luis-vitetta.ht ml) (https://www.medlab.co/about&partnering/leadership_team/Professor-Luis-Vitetta-3)
Dr Michelle Quezada Biochemistry expertise
https://au.linkedin.com/in/michelle-quezada-a6035842?trk=people-guest_people_search-card

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

Dr David Rutolo Organic Chemistry expertise in nano-micellular technology (35 years) https://www.medlab.co/about&partnering/leadership_team/Dr.-David-Rutolo-4
Dr Jeremy Henson Molecular Biology particularly with nucleic acids (20 years) (https://www. medlab.co/about&partnering/leadership_team/Dr.-Jeremy-Henson-11)
Dr Sean Hall Medlab Clinical CEO procurement of research funds (25 years business experience)
https://www.medlab.co/about&partnering/leadership_team/Dr.-Sean-Hall-1
Must be no more than 150 words.
What are the resources your organisation is making available for this project? * Six months access to a physical containment laboratory level 2 and consumables to elaborate the micellular nanoparticles with in vitro cell line studies planned. Medlab staff input time from 4 members with availability of 0.2 FTE MQ, 0.1 FTE DR, 0.05 FTE JH and 0.05 FTE LV. Total value of human capacity and laboratory resources for 6 months is est. $137,500.
Must be no more than 150 words.
What additional resources are you seeking for this project (aside from this funding application)? *
Medlab Clinical has submitted an application for funding to the National Institutes of Health (Application ID: 1R01CA273726-01) in the USA that if successful the funding will assist with the further development of the micellular nanocelle technology for mucosal delivery of an API.
Must be no more than 150 words.
How will your product be deployed into the operational environment rapidly and at scale? *
As stated Medlab Clinical offers a market ready micellular nanoparticle commercially viable API delivery solution with global patent protection in various jurisdictions. With current nanoparticle formulations Medlab reports
• Stability in market-place products of up to 2 years at room temperature;
• NanoCelle is highly scalable for high volume production from 50 mL to 1000 Litres;
• NanoCelle is already commercialised via several Australian and US manufacturers.
o Specifically Extractas Bioscience, Natural Factors, Creative Essences and Renaissance
pharma.
Must be no more than 150 words.
What capabilities does the business have that enable implementation of the commercialisation of the product? *
Medlab Clinical’s base is in Sydney employing 70 staff (7 located between the UK and USA). The organization operates an OGTR certified physical containment laboratory in Sydney and an additional laboratory in Southern California in the USA. Medlab is globally focused with business developments based in the UK, commercialisation in the USA and Australia as well as both clinical and regulatory teams in Australia and the USA.
Must be no more than 150 words.
Outline the milestones and stage-gates that are present in the project plan *
• End of month 3 = first batch of siRNA ready for formulation experiments
• End of month 6 = first nanocelle-siRNA formulation ready for in vitro testing (RPMI cells), > 10 mg siRNA batch ready
• End of month 9 = physical characterisation of nanocelle-siRNA formulation completed

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

(size, loading), stability studies initiated (before/after actuation)
• End of month 12 = in vitro RPMI tests completed, stability studies completed. Must be no more than 150 words.
How does this project fit with your organisation’s strategic goals? *
This project strategically fits our commercial goals as it furthers the diversity of a novel delivery platform which hold global western patents until 2036.
Must be no more than 150 words.
Technology Details
* indicates a required field
Technology Readiness Level Scale
Indicate the current development stage of and the expected development stage if you receive the TechVoucher funding from 1 - 9.
For further information on how to complete this scale please see Appendix A of the Guidelines.
Technology Readiness Level (now)*	⚪ 1	⚪ 2	⚪ 3	⚪ 4	⚪ 5	⚪ 6	⚪ 7	◉ 8	⚪ 9
Technology Readiness Level (project end) *	⚪ 1	⚪ 2	⚪ 3	⚪ 4	⚪ 5	◉ 6	⚪ 7	⚪ 8	⚪ 9

Further Documentation
Please attach any other information you would like to provide to support your application.
Filename: Confidential_NANOCELLE specific_Patent Portfolio October 2021.pdf File size: 1.8 MB
Additional Information
* indicates a required field
How many people are currently employed by the organisation? *
75
Must be a number.

Do you identify as an Aboriginal/Torres Strait Islander-owned business? *
⚪ Yes
◉ No
⚪ Prefer not to say

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

Application Terms (“Terms”)
* indicates a required field
Your application
1.
By submitting an application to the Crown in the Right of the State of New South Wales acting through Investment NSW (ABN 78 520 401 237) (Investment NSW) constitutes an acceptance by you of the Terms and you agree to be bound by the Terms.

2.	Funding will be provided for eligible and approved projects until the first of:
•
•	available funding is exhausted, or
•	final deadline for applications: Thursday 10th February 2022 at 5:00pm.
1.	Applications that are incomplete or do not comply with the instructions provided in the application form are invalid and may not be accepted by Investment NSW.
2.	You agree to bear the costs of preparing and submitting your application without recourse to Investment NSW.
3.	You confirm that all of the information provided as part of the application is true, correct and valid as at the date of your application.
4.
You agree to indemnify Investment NSW against and in respect of all damages, losses, expenses and costs (including legal costs on an indemnity basis) which arise out of or relate to any incorrect or invalid information that you provide to Investment NSW through this application.

5.
If you are found to have made false or misleading claims or statements, or to have obtained improper assistance in relation to your application, Investment NSW may exclude your application from the evaluation process. You should be aware that giving false or misleading information to Investment NSW is a serious offence under the Criminal Code Act 1995 (Cth).

6.	An application submitted electronically will be treated in accordance with the Electronic Transactions Act 2000 (NSW).
Assessment and approval of your application.
1.	Investment NSW reserves the right to verify the information provided by you as part of your application and determine your eligibility for funding.
2.	Submitting an application does not guarantee approval of funding. Approval of funding is at the sole discretion of the Investment NSW.
3.
Nothing in this request for applications or your application will be construed as giving rise to any contractual obligations or rights, express or implied, by the issue of this request for applications or the submission of an application by you (other than your agreement to these Terms).

4.
If your application is successful, the information provided in this application will form part of a funding agreement to be separately agreed and signed with Investment NSW. Until a funding agreement is agreed and signed you are not eligible for any funding.

Funding program
1.
Investment NSW reserves the right to alter, amend, suspend, cancel or withdraw the funding program for any reason and in any circumstances in its sole and absolute discretion and without notice to you. Information

2.
Subject to any applicable law, Investment NSW make no representation or warranty of any kind, express or implied, in relation to any information or material provided in the application form or funding guidelines.

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

3.
The information and material provided by Investment NSW as part of the application form and funding guidelines is of a general nature only and is not legal or other professional advice or intended to be comprehensive. You are responsible for determining the validity, quality and relevance of any information or materials and to take appropriate independent advice before acting or relying on any of it to ensure that it meets your particular requirements.

4.
Investment NSW does not accept responsibility for any loss or damage, howsoever caused (including through negligence or matters outside its control), which you may directly or indirectly suffer in connection with your use of or reliance on, information or materials contained in the application form or the funding guidelines.

Privacy and disclosure
1.
Investment NSW collects the information in your application, which may include “personal information” for the purpose of the Privacy and Personal Information Protection Act 1998 (NSW). Investment NSW collects this personal information for the purpose of considering and assessing your application. If your application is successful, your information will also be used to provide the funding to you, assist you in meeting your obligations and for reporting on the programs to which your funding relates.

2.
Providing your personal information to Investment NSW is voluntary, however if you do not provide this information we will not be able to assess your application and you will not be considered for funding.

3.	Investment NSW may also disclose your personal information to the following third parties:
4.	Our Community Pty Limited being the application portal provider to help administer the program;
5.	O’Connor Marsden & Associates Pty Limited being the probity advisors to assist with this program;
6.	a representative of an external body to help assess and recommend applications;
7.	a credit assessment agency to help complete due diligence checks, and
8.	other NSW government agencies to help assess and recommend applications and introduce unsuccessful applicants to other support programs that may be of assistance to them.
9.
We may also be required to disclose information by law. For example, Investment NSW is subject to the Government Information (Public Access) Act 2009 (“GIPA Act”), which means the information you provide may be required to be released in response to a request under the GIPA Act. We may also be required to disclose information to oversight and investigative bodies and to the NSW Parliament.

10.	Please refer to website https://www.dpc.nsw.gov.au/privacy/ for more information on Investment NSW’s privacy policy and your rights to access or correct the information.
11.	By submitting this application form, you consent to Investment NSW collecting, using and disclosing information about you in the manner described above.
12.	You must comply with the Privacy Act 1988 (Cth) in relation to any personal information disclosed to you by Investment NSW in connection with this application or the funding program.
13.	All applications become the property of Investment NSW on submission. Investment NSW may make copies of the application for any purpose.
Declaration
By ticking the box identified below:
1.	I confirm that on behalf of the applicant that:
2.	I have read and understood the Terms;
3.	I agree to the Terms;

COVID-19 TechVoucher 1. C19 TechVouchers Application Form Application TV00184 From Luis Vitetta - DRAFT

4.	I have read and understood the funding guidelines with respect to assistance under this program; and
5.	I am authorised to make this application on behalf of the prospective applicant; and
6.	the information provided in this application is true, correct and valid as at the date of submitting this application.
*
◉	I Agree

Name *
Luis Vitetta
Position held *
Professor and Director of Medical Research
Date of declaration *
02/12/2021
Must be a date.